EXHIBIT 99.2





                                  CERTIFICATION

     I, L. Ray Adams, Vice President-Finance, Chief Financial Officer, and Treasurer of Oregon Steel Mills, Inc., certify that, to the best of my knowledge, the Form 10-Q for the quarterly period ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-Q for the quarterly period ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Oregon Steel Mills, Inc. .



     /s/ L. Ray Adams
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     L. Ray Adams
     Vice President-Finance,
     Chief Financial Officer, and Treasurer